UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 2008
(Date of earliest event reported)

MICROS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2008, the Compensation Committee of the Board of Directors of MICROS Systems, Inc. (the “Company”) authorized and directed the Company to enter into the Tenth Amendment to the Employment Agreement between the Company and A.L. Giannopoulos, its Chairman, President, and Chief Executive Officer (the “Tenth Amendment”). The Tenth Amendment provides for Mr. Giannopoulos and his spouse to be able to continue to participate in the Company's medical benefit plan following the termination or expiration of the Employment Agreement for a period of time not to exceed 10 years, subject to their payment of the required health insurance premiums at Cobra premium rates.

A copy of the Tenth Amendment is attached as an Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	MICROS Systems, Inc. (Registrant)

	By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 10.1 - Tenth Amendment to Employment Agreement between the Company and A.L. Giannopoulos